UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 6, 2009
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01. Exhibits.
SIGNATURE
EX-99.1

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     Tween Brands, Inc. (the “Company”) has been notified by the New York Stock Exchange (the “NYSE”) that the Company does not satisfy one of the NYSE’s standards for continued listing applicable to the Company’s common stock. The NYSE noted specifically that the Company is “below criteria” because its average total market capitalization was less than $75 million over a 30 trading-day period.
     Under applicable NYSE rules, the Company has 45 days to submit a plan that demonstrates its ability to achieve compliance with the continued listing standards within 18 months of receipt of the notice. The Company plans to notify the NYSE of its intent to submit a plan to remedy its non-compliance within the 18-month period. In the event the NYSE does not accept the Company’s plan, Tween Brand’s common stock will be subject to suspension by the NYSE and delisting by the Securities and Exchange Commission.
     Beginning on or about March 13, 2009, shares of Tween Brands common stock will be reflected on the NYSE’s consolidated tape under the symbol “TWB.BC” indicating that the Company is below the NYSE’s quantitative continued listing standards. The “.BC” indicator will be removed at such time as the Company is deemed compliant with the NYSE’s continued listing standards.
     As required under the NYSE rules, the Company issued a press release on March 10, 2009 announcing that it had received the notice and that the Company intends to submit a plan to regain compliance with NYSE continued listing standards. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The information contained or incorporated by reference in this Form 8-K contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “predict,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospect,” “forecast,” “outlook” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in or incorporated by reference in this Form 8-K:
•	Effectiveness of converting Limited Too stores to Justice stores;

•	Ability to convert Limited Too customers to the Justice brand;

•	Risk that the benefits expected from the brand conversion program will not be achieved or may take longer to achieve than expected;

•	Ability to grow or maintain comparable store sales;

•	Decline in the demand for our merchandise;

•	Ability to develop new merchandise;

•	The impact of competition and pricing;

•	Level of mall and power center traffic;

•	Effectiveness of expansion into new or existing markets;

•	Effectiveness of store remodels;

•	Availability of suitable store locations at appropriate terms;

•	Effectiveness of our brand awareness and marketing programs;

•	Ability to enforce our licenses and trademarks;

•	Ability to hire, retain, and train associates;

•	Ability to successfully launch a new brand;

•	A significant change in the regulatory environment applicable to our business;

•	Risks associated with our sourcing and logistics functions;

•	Changes in existing or potential trade restrictions, duties, tariffs or quotas;

•	Currency and exchange risks;

•	Ability to comply with New York Stock Exchange continued listing standards;

•	Changes in consumer spending patterns, consumer preferences and overall economic conditions;

•	Ability to comply with restrictions and covenants in our credit facility;

•	The potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere;

•	Impact of modifying and implementing new information technology systems, particularly on the security of our computer network;

•	Outcome of various legal proceedings;

•	Impact of product recalls;

•	Acts of terrorism in the U.S. or worldwide; and

•	Other risks as described in other reports and filings we make with the Securities and Exchange Commission.
     Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. The inclusion of forward-looking statements should not be regarded as a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us as the management of Tween Brands, Inc. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Item 9.01. Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 10, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.
Date: March 10, 2009	By:	/s/ Rolando de Aguiar
Rolando de Aguiar
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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